UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2004

SOUTHWEST CASINO CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50572	87-686721
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Killebrew Drive, Suite 306

Minneapolis, MN 55425

(Address of principal executive offices)

(952) 853-9990

(Registrant’s telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

Item 7.  Financial Statements and Exhibits.

(c)   Exhibits.

Exhibit No.	Description

99.1	Press Release of Southwest Casino Corporation issued July 23, 2004.

Item 9.  Regulation FD Disclosure.

On July 23, 2004, Southwest Casino Corporation, formerly known as Lone Moose Adventures, Inc., issued a press release correcting and replacing its July 22, 2004 press release announcing the closing of its acquisition of Southwest Casino and Hotel Corp.  This press release corrects inadvertent errors in the July 22, 2004 press release regarding the number of shares issued to former Southwest shareholders and the aggregate number of shares reserved for options and warrants. Attached hereto as Exhibit 99.1 is a copy of the Company’s press release dated July 23, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST CASINO CORPORATION

By:	/s/ Jeffrey S. Halpern
Jeffrey S. Halpern
Chairman of the Board and Assistant Secretary

July 23, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Southwest Casino Corporation issued July 22, 2004.